Exhibit 99.2

CONSENT OF SUNTRUST ROBINSON HUMPHREY, INC.

Pacific Oak Strategic Opportunity REIT II, Inc.

11150 Santa Monica Blvd., Suite 400

Los Angeles, California 90025

Attention: Special Committee of the Board of Directors

RE:

Proxy Statement of Pacific Oak Strategic Opportunity REIT II, Inc. (“SOR II”) and Prospectus of Pacific Oak Strategic Opportunity REIT, Inc. (“SOR”), which forms part of Amendment No. 1 to the Registration Statement on Form S-4 of SOR (the “Registration Statement”).

Members of the Special Committee:

We hereby consent to the inclusion of our opinion letter, dated February 19, 2020, to the Special Committee of the Board of Directors of SOR II as Annex C to the Proxy Statement/Prospectus included in Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such Registration Statement, under the headings “SUMMARY – Opinion of SOR II Special Committee’s Financial Advisor,” “THE MERGER – Background of the Merger,” “THE MERGER – Recommendation of the SOR II Board of Directors and Its Reasons for the Merger” and “THE MERGER – Opinion of SOR II Special Committee’s Financial Advisor.” The foregoing consent applies only to Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: July 15, 2020

SUNTRUST ROBINSON HUMPHREY, INC.

/s/ SunTrust Robinson Humphrey, Inc.